Exhibit 99.1

Compass Pathways announces pricing of $150 million public offering

LONDON & NEW YORK--(BUSINESS WIRE)-- Compass Pathways plc (Nasdaq: CMPS), a biotechnology company dedicated to accelerating patient access to evidence-based innovation, announced today the pricing of its public offering of 17,500,000 American Depositary Shares (“ADSs”) at a public offering price of $8.00 per ADS, each representing one ordinary share, and in lieu of ADSs, to certain institutional investors, pre-funded warrants to purchase up to 1,250,000 ADSs at a public offering price of $7.9999 per pre-funded warrant. In addition, Compass Pathways has granted the underwriters a 30-day option to purchase up to an additional 2,812,500 ADSs at the public offering price, less the underwriting discounts and commissions. All of the securities are to be sold by Compass Pathways. The offering is expected to close on or about February 20, 2026, subject to the satisfaction of customary closing conditions.

The gross proceeds to Compass Pathways from the offering, before deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be $150.0 million. Compass Pathways currently intends to use the net proceeds from this offering, together with its existing cash and cash equivalents, to fund ongoing COMP005 and COMP006 Phase 3 trials, its Phase 2b/3 trial of COMP360 in PTSD, acceleration of its commercial readiness activities, and for working capital and general corporate purposes.

Jefferies, TD Cowen, Cantor and Stifel are acting as joint book-runners for the offering. H.C. Wainwright & Co. is also acting as lead manager for the offering. LifeSci Capital is acting as Compass Pathways’ financial advisor.
The securities described are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-285297) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 7, 2025. The offering is being made only by means of a prospectus supplement and accompanying prospectus relating to the offering. A preliminary prospectus supplement related to the offering was filed with the SEC on February 17, 2026 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at TDManualrequest@broadridge.com; Cantor Fitzgerald & Co. by mail at Attention: Capital Markets, 110 East 59th Street, New York 10022 or by email at prospectus@cantor.com; or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, California 94104, telephone: (415) 364‐2720 or by emailing syndprospectus@stifel.com. For the avoidance of doubt, such prospectus will not constitute a “prospectus” for the purposes of (i) in the European Economic Area (“EEA”), Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and (ii) in the United Kingdom, Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 and will not have been reviewed by any competent authority in any EEA member state or the UK.

Important information
This press release does not constitute an offer to sell or a solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale in any state, province, territory or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state, province, territory or jurisdiction.

For readers in the EEA
In any EEA member state (each, a “Relevant State”), this press release and any offering are only addressed to and directed at persons who are qualified investors ("Qualified Investors") in that Relevant State within the meaning of the Prospectus Regulation. The term “Prospectus Regulation” means Regulation (EU) 2017/1129.

This press release must not be acted on or relied on in any EEA member state by persons who are not Qualified Investors. Any investment or investment activity to which this press release relates is available only to and will only be engaged with Qualified Investors in any EEA member state.

For readers in the United Kingdom
In the UK, this press release and any offering are only addressed to and directed at persons who are qualified investors ("UK Qualified Investors") within the meaning of the UK Prospectus Regulation. The term “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this press release, in so far as it constitutes an invitation or inducement to enter into investment activity within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any offering are only addressed to and directed at UK Qualified Investors (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the “Order”, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

This press release must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this press release relates is available only to and will only be engaged with relevant persons in the United Kingdom. This press release does not contain an offer or constitute any part of an offer to the public within the meaning of sections 85 and 102B of the FSMA or otherwise.

About Compass Pathways
Compass Pathways plc (Nasdaq: CMPS) is a biotechnology company dedicated to accelerating patient access to evidence-based innovation in mental health. We are motivated by the need to find better ways to help and empower people with serious mental health conditions who are not helped by existing treatments. We are pioneering a new paradigm for treating mental health conditions focused on rapid and durable responses through the development of our investigational COMP360 synthetic psilocybin treatment, potentially a first in class treatment. COMP360 has Breakthrough Therapy designation from the U.S. Food and Drug Administration (FDA) and has received Innovative Licensing and Access Pathway (ILAP) designation in the UK for treatment-resistant depression (TRD).

Compass is headquartered in London, UK, with offices in New York in the U.S. We envision a world where mental health means not just the absence of illness but the ability to thrive.

Forward-looking statements
This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, express or implied statements relating to, among other things, the completion of the offering on the anticipated terms or at all, the timing of the closing of the offering and the expected use of proceeds from the offering. Forward-looking statements are based on Compass Pathways’ current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to our ability to complete this offering on the anticipated terms or at all, including the satisfaction of customary closing conditions. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the offering to be filed with the SEC, including documents incorporated by reference therein. Forward-looking statements contained in this announcement are made as of this date, and Compass undertakes no duty to update such information except as required under applicable law.

Enquiries
Media: Dana Sultan-Rothman, media@compasspathways.com
Investors: Stephen Schultz, stephen.schultz@compasspathways.com, +1 401 290 7324
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